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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of
Corporate Income Fund,
Monthly Payment Series-400, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-13039 of our opinion dated January 30, 1997, relating to the statement of condition of Corporate Income Fund, Monthly Payment Series-400, Defined Asset Funds and to the reference to us under the heading "Miscellaneous--Auditors" in the Prospectus which is a part of this Registration Statement.






DELOITTE & TOUCHE LLP
New York, N.Y.
January 30, 1997